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                                                                    EXHIBIT 99.7


                          CERTIFICATE OF AMENDMENT OF
                           ARTICLES OF INCORPORATION


     Michael F. Burkart and James McGann certify that:

     1. They are the president and secretary, respectively, of Capitol Bank of Commerce.

     2. Article I of the articles of incorporation is amended to read as follows:

                                  "ARTICLE I.
                                   ----------

                                     NAME
                                     ----

          That the name of this corporation is:

                           "CapitolBank Sacramento."

     3. The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

     4. The foregoing amendment of articles of incorporation has been duly approved by the required vote of the shareholders in accordance with
          Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 4,080,302. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required is more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in the certificate are true and correct of our own knowledge.

     Date:  9/26/89



                                    /s/ Michael F. Burkhart
                                 --------------------------------
                                    Michael F. Burkart, President



                                    /s/ James M. McGann
                                 --------------------------------
                                    James M. McGann, Secretary

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